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                                                                      EXHIBIT 12

                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                                919 THIRD AVENUE
                            NEW YORK, NY 10022-9998
                            TELEPHONE (212)758-9500
                            FACSIMILE (212) 758-9526

                                                               WASHINGTON OFFICE
                                                               3000 K STREET, NW
                                                            WASHINGTON, DC 20007


                                                   September 29, 1999

Prudential High Yield Total Return Fund, Inc.
Gateway Center Three
Newark, New Jersey 07102

Prudential Distressed Securities Fund, Inc.
Gateway Center Three
Newark, New Jersey 07102

Dear Sirs:

     We are acting as counsel to Prudential High Yield Total Return Fund, Inc., a Maryland corporation ("High Yield Total Return Fund"), in connection with the proposed merger of Prudential Distressed Securities Fund, Inc., a Maryland corporation ("Distressed Securities Fund"), into High Yield Total Return Fund pursuant to an Agreement and Plan of Merger (the "Agreement") by which Distressed Securities Fund shareholders will receive the number of full and fractional Class A, Class B or Class C shares of High Yield Total Return Fund (the "Shares") that is equal to the net asset value of their Class A, Class B or Class C shares of Distressed Securities Fund as of the consummation of the Merger (the "Closing Date"). The transactions contemplated by the Agreement are collectively referred to herein as the "Merger." Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement.

     We have reviewed the Proxy Statement and Prospectus (collectively, the "Prospectus") constituting a part of the High Yield Total Return Fund's Registration Statement on Form N-14 (the "Registration Statement") relating, among other things, to the Shares of High Yield Total Return Fund to be offered in connection with the Merger and filed with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission thereunder. In addition, in connection with rendering the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion, including the form of the Agreement included as Exhibit I to the Prospectus.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authority of each signatory, the due execution and delivery of all documents by all
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Prudential High Yield Total Return Fund, Inc.
Prudential Distressed Securities Fund, Inc.
September 29, 1999
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parties, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals, the conformity of the Agreement as executed and delivered by the parties with the form of the Agreement contained in the Prospectus, and the conformity with originals of all agreements, documents, certificates and instruments submitted to us as copies.

     In rendering the opinions expressed herein, we have assumed that the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Prospectus. As to other questions of fact material to this opinion, we have assumed, with your approval and without independent investigation or verification, that the following facts will be accurate and complete as of the Closing Date:

     1. The fair market value of the Shares to be received by each Distressed Securities Fund shareholder will be equal to the fair market value of the shares of Distressed Securities Fund surrendered in exchange therefor.

     2. There will be no plan or intention by Distressed Securities Fund to redeem its shares prior or incident to and as part of the Merger. For purposes of this assumption, shares of Distressed Securities Fund required to be redeemed by Distressed Securities Fund prior to the Merger and not as part of the Merger but in the ordinary course of its business as an open-end investment company pursuant to Section 22(e) of the Investment Company Act of 1940, as amended (the "ICA"), shall not be taken into account.

     3. There will be no dissenters to the Merger, and no cash will be paid to shareholders of Distressed Securities Fund in lieu of fractional shares.

     4. All expenses incurred by Distressed Securities Fund with respect to the Merger will be borne by Distressed Securities Fund or Prudential Investments Fund Management LLC ("PIFM"). Each shareholder of Distressed Securities Fund will pay its respective share of the expenses, if any, incurred in connection with the Merger. High Yield Total Return Fund or PIFM will pay the expenses, if any, incurred by High Yield Total Return Fund in connection with the Merger.

     5. No intercorporate indebtedness will exist between High Yield Total Return Fund and Distressed Securities Fund that was issued, acquired or will be settled at a discount.

     6. The fair market value of the assets of Distressed Securities Fund transferred to High Yield Total Return Fund will equal or exceed the sum of liabilities assumed by High Yield Total
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Prudential High Yield Total Return Fund, Inc.
Prudential Distressed Securities Fund, Inc.
September 29, 1999
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Return Fund, plus the amount of liabilities, if any, to which the transferred assets will be subject. All such liabilities were incurred by Distressed Securities Fund in the ordinary course of its business.

     7. Distressed Securities Fund will not be under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     8. For federal income tax purposes, Distressed Securities Fund will qualify as a regulated investment company (as defined in Section 851 of the Code) and will have so qualified since its formation. The provisions of Sections 851 through 855 of the Code apply to Distressed Securities Fund and will continue to apply through the Closing Date.

     9. As of the Closing Date, Distressed Securities Fund will have declared to its shareholders of record a dividend or dividends payable prior to closing, which together with all previous such dividends will have the effect of distributing all of Distressed Securities Fund's investment company taxable income plus the excess of its interest income, if any, excludable from gross income under Section 103(a) of the Code (including by virtue of prior Section 853(b)(5)(C) of the Code) over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the taxable year of Distressed Securities Fund ending on the Closing Date and all its net capital gain realized in such taxable year.

     10. Neither High Yield Total Return Fund nor any person related thereto within the meaning of Treasury Regulation Section 1.368-1(e) will have any plan or intention to reacquire any of the Shares of High Yield Total Return Fund issued in the Merger. For purposes of this assumption, Shares of High Yield Total Return Fund required to be redeemed by High Yield Total Return Fund not as part of the Merger but in the ordinary course of its business as an open-end investment company pursuant to Section 22(e) of the ICA shall not be taken into account.

     11. High Yield Total Return Fund will have no plan or intention to sell or otherwise dispose of any of the assets of the Distressed Securities Fund acquired in the Merger, other than dispositions made in the ordinary course of business.

     12. Following the Merger, High Yield Total Return Fund will continue the historic business of Distressed Securities Fund or use a significant portion of Distressed Securities Fund's historic business assets in its business.
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Prudential High Yield Total Return Fund, Inc.
Prudential Distressed Securities Fund, Inc.
September 29, 1999
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     13. High Yield Total Return Fund will not be under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A)of the Code.

     14. For federal income tax purposes, High Yield Total Return Fund will qualify as a regulated investment company (as defined in Section 851 of the Code) and will have so qualified since its formation. The provisions of Sections 851 through 855 of the Code apply to High Yield Total Return Fund and will continue to apply after the Closing Date.

     15. No compensation received by any shareholder-employee of Distressed Securities Fund will be separate consideration for the Merger; none of the Shares received by any shareholder-employee of Distressed Securities Fund will be separate consideration for, or allocable to, any employment agreement; and any compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to other parties bargaining at arm's length for similar services.

     16. The Merger will be affected as a merger in accordance with the applicable provisions of the laws of the State of Maryland.

     We note that our opinion is expressly limited to the federal laws of the United States.

     Based on the foregoing and subject to the assumptions and limitations set forth above and such examination of law as we have deemed necessary, we are of the opinion that:

     1.   The Merger will constitute a "reorganization" within the meaning of
          Section 368(a)(1)(A) of the Code;

     2. Distressed Securities Fund and High Yield Total Return Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

     3. Pursuant to Sections 361(a) and 357(a) of the Code, no gain or loss will be recognized by Distressed Securities Fund upon the transfer of its assets to High Yield Total Return Fund solely in exchange for Shares of High Yield Return Fund and the assumption by High Yield Total Return Fund of Distressed Securities Fund's liabilities, if any, as a result of the Merger or upon the distribution (whether actual or constructive) of the shares of High Yield Total Return Fund in connection with the Merger;
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Prudential Distressed Securities Fund, Inc.
September 29, 1999
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     4.   Pursuant to Section 1032(a) of the Code, no gain or loss will be recognized by High Yield Total Return Fund upon its acquisition of Distressed Securities Fund's assets in exchange for Shares;

     5. Pursuant to Section 362(b) of the Code, the basis of the assets of Distressed Securities Fund acquired by High Yield Total Return Fund will be the same as the basis of such assets when held by Distressed Securities Fund immediately prior to the Merger;

     6. Pursuant to Section 1223(2) of the Code, the holding period of the assets of Distressed Securities Fund acquired by High Yield Total Return Fund will include the period during which such assets were held by Distressed Securities Fund;

     7. Pursuant to Section 354(a)(1) of the Code, no gain or loss will be recognized by a shareholder of Distressed Securities Fund upon the exchange of his, her or its shares solely for Shares, including fractional Shares, in connection with the Merger;

     8. Pursuant to Section 358(a)(1) of the Code, the basis of the Shares received by Distressed Securities Fund shareholders will be the same as the basis of Distressed Securities Fund shares surrendered in exchange therefor; and

     9. Pursuant to Section 1223(1) of the Code, the holding period for Shares received by each shareholder of Distressed Securities Fund in exchange for his or her shares of Distressed Securities Fund will include the period during which such shareholder held shares of Distressed Securities Fund (provided such Distressed Securities Fund shares were held as capital assets, as defined in section 1221 of the Code, on the date of the exchange).

     The opinions expressed herein are based upon currently applicable statutes and regulations and existing judicial and administrative interpretations. We can provide no assurance that such statutes or regulations, or existing judicial or administrative interpretations thereof, will not be amended, revoked or modified (possibly prior to the Closing Date) in a manner which would affect our conclusions. Finally, we note that this opinion is solely for the benefit of the addressees hereof in connection with the transaction described herein and, except as otherwise provided herein, should
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Prudential High Yield Total Return Fund, Inc.
Prudential Distressed Securities Fund, Inc.
September 29, 1999
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not be referred to, used, relied upon or quoted (with or without specific reference to our firm) in any documents, reports, financial statements or otherwise, without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement or in the Prospectus constituting part thereof.

                                        Very truly yours,
                                        /s/ Swidler Berlin Shereff Friedman, LLP
                                        SWIDLER BERLIN SHEREFF FRIEDMAN, LLP